As filed with the Securities and Exchange Commission on August 14, 2012.

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Crown Crafts, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	58-0678148
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification No.)

916 South Burnside Avenue
Gonzales, Louisiana  70737
(Address of Principal Executive Offices)

CROWN CRAFTS, INC. 2006
OMNIBUS INCENTIVE PLAN
(Full Title of the Plan)

Mr. E. Randall Chestnut
President and Chief Executive Officer
916 South Burnside Avenue
Gonzales, Louisiana  70737
(225) 647-9100
(Name, Address and Telephone Number of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Series A Common Stock, $0.01 par value per share (1)	1,175,000	$5.525	$6,491,875	$743.97

(1)	Represents shares issuable pursuant to the Crown Crafts, Inc. 2006 Omnibus Incentive Plan, as amended (the “Plan”).

(2)	This registration statement also relates to an indeterminate number of additional shares of common stock that may become issuable pursuant to anti-dilution and adjustment provisions of the Plan.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, based upon the average of the high and low sale prices of the Registrant’s common stock as reported on The NASDAQ Capital Market on August 7, 2012.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed to register an additional 1,175,000 shares of Series A common stock, par value $0.01 per share (the “Common Stock”), of Crown Crafts, Inc. (the “Company”) issuable pursuant to the Crown Crafts, Inc. 2006 Omnibus Incentive Plan (the “Plan”) that have been added to the Plan since its inception by way of (i) an amendment to the Plan approved by the stockholders of the Company on August 14, 2012 providing for an additional 450,000 shares of Common Stock and (ii) an amendment to the Plan approved by the stockholders of the Company on August 11, 2009 providing for an additional 725,000 shares of Common Stock.  As so amended, an aggregate of 2,375,000 shares of Common Stock are issuable pursuant to the Plan (less grants previously made under the Plan).  Pursuant to General Instruction E to Form S-8, the Company hereby incorporates by reference into this Registration Statement on Form S-8 the entire contents of, including all documents incorporated by reference or deemed incorporated by reference into, its Registration Statement on Form S-8 (File No. 333-136868) filed on August 24, 2006.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference.

The following documents previously filed with the Commission are incorporated by reference in this Registration Statement:

(i)	The Registrant’s Annual Report on Form 10-K for the year ended April 1, 2012;

(ii)	The Registrant’s Current Report on Form 8-K filed on July 18, 2012;

(iii)	Those portions of the Registrant’s definitive proxy statement for its annual meeting of stockholders held on August 14, 2012 filed on June 27, 2012 that are deemed filed with the Commission; and

(iv)	The description of the common stock contained in the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on September 3, 2003.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all the shares of the Registrant’s common stock offered hereby have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

Not applicable.

Item 5.   Interests of Named Experts and Counsel.

The validity of the shares of the Registrant’s common stock registered hereby has been passed upon by Rogers & Hardin LLP, Atlanta, Georgia.

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Item 6.   Indemnification of Officers and Directors.

Under Section 145 of the Delaware General Corporation Law (the “DGCL”), a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation’s request, in such capacities with another enterprise, against expenses (including attorneys’ fees), as well as judgments, fines and settlements in non-derivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity.  The DGCL provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful.  In addition, the DGCL does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that, despite the adjudication of liability but in view of all circumstances of the case, such person fairly and reasonably is entitled to indemnity for costs the court deems proper.  Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

Our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws contain provisions that provide for the indemnification of our directors and officers to the fullest extent permitted by the DGCL. We believe that such protection is necessary in order to attract and retain qualified persons as directors and officers.

Item 7.   Exemption from Registration Claimed.

Not applicable.

Item 8.   Exhibits.

The exhibits to this Registration Statement are listed on the Exhibit Index included elsewhere herein.

Item 9.   Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table set forth in this Registration Statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registrant Statement;

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5)
That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gonzales, State of Louisiana, on this 14th day of August, 2012.

CROWN CRAFTS, INC.

By:	/s/ E. Randall Chestnut
E. Randall Chestnut
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Crown Crafts, Inc. hereby constitutes and appoints each of E. Randall Chestnut and Olivia W. Elliott, his or her attorney-in-fact and agent, each with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, in connection with the registration of the shares of the Registrant’s common stock under the Securities Act of 1933, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent or his substitute may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ E. Randall Chestnut	Chairman of the Board, President and	August 14, 2012
E. Randall Chestnut	Chief Executive Officer (Principal Executive Officer)

/s/ Olivia W. Elliott	Vice President and Chief Financial	August 14, 2012
Olivia W. Elliott	Officer (Principal Financial Officer and
Principal Accounting Officer)

/s/ Jon C. Biro	Director	August 14, 2012
Jon C. Biro

/s/ Melvin L. Keating	Director	August 14, 2012
Melvin L. Keating

/s/ Sidney Kirschner	Director	August 14, 2012
Sidney Kirschner

/s/ Zenon S. Nie	Director	August 14, 2012
Zenon S. Nie

/s/ Donald Ratajczak	Director	August 14, 2012
Donald Ratajczak

/s/ Patricia Stensrud	Director	August 14, 2012
Patricia Stensrud

EXHIBIT INDEX

Exhibit No.	Description

4.1
Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 28, 2003).

4.2
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated August 9, 2011).

4.3	Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated April 4, 2011).

4.4	Crown Crafts, Inc. 2006 Omnibus Incentive Plan, as amended.

4.5	Form of Incentive Stock Option Agreement (incorporated herein by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8 dated August 24, 2006).

4.6	Form of Non-Qualified Stock Option Agreement (Employees) (incorporated herein by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-8 dated August 24, 2006).

4.7	Form of Non-Qualified Stock Option Agreement (Directors) (incorporated herein by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-8 dated August 24, 2006).

4.8	Form of Restricted Stock Grant Agreement (Form A) (incorporated herein by reference to Exhibit 4.5 to the Registrant’s Registration Statement on Form S-8 dated August 24, 2006).

4.9	Form of Restricted Stock Grant Agreement (Form B) (incorporated herein by reference to Exhibit 4.6 to the Registrant’s Registration Statement on Form S-8 dated August 24, 2006).

5.1	Opinion of Rogers & Hardin LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Rogers & Hardin LLP (contained in Exhibit 5.1 hereto).

24.1	Powers of Attorney (contained on the signature page hereto).

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